As filed with the Securities and Exchange Commission on September 9, 1996
                                            Registration No. 333-__________
===========================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                  ---------------------------------------
                                  FORM S-8
                           Registration Statement
                                   Under
                         The Securities Act of 1933
                  ----------------------------------------
                       GRAND PREMIER FINANCIAL, INC.
           (Exact name of registrant as specified in its charter)

           Delaware                                       36-4077455
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification no.)

                          486 West Liberty Street
                       Wauconda, Illinois  60084-2489
        (Address of principal executive offices, including zip code)

                      PREMIER FINANCIAL SERVICES, INC.
                 EMPLOYEE SAVINGS AND STOCK PLAN AND TRUST
                          (Full title of the plan)

                              David L. Murray
                      Senior Executive Vice President
                       Grand Premier Financial, Inc.
                          486 West Liberty Street
                       Wauconda, Illinois 60084-2489
                  (Name and address of agent for service)

                               (847) 487-1818
       (Telephone number, including area code, of agent for service)

                              With a copy to:

             Gary L. Mowder                       Thomas F. Karaba
          Schiff Hardin & Waite              Crowley Barrett & Karaba, Ltd.
             7200 Sears Tower             20 South Clark Street, Suite 2310
          Chicago, Illinois 60606               Chicago, Illinois 60603
              (312) 258-5514                       (312) 726-2468

                     CALCULATION  OF REGISTRATION  FEE

                                                                                       Proposed maximum
                                                                  Proposed maximum        aggregate            Amount of
                                                Amount to be        offering price         offering          registration
  Title of Securities to be Registered         registered (1)       per share (2)         price (2)             fee (2)
- -----------------------------------------      ---------------     ---------------     ---------------      ---------------
Common Stock, par value $0.01 per share,           250,000             $11.69             $2,922,500            $1,007.76
including associated Preferred Stock
Purchase Rights

Interests in the Plan                                (3)                 (3)                 (3)                  (3)

(1)  No maximum number of shares are issuable under the Plan.

(2) Estimated on the basis of $11.69 per share, the average of the high and low sales prices as quoted on The Nasdaq Stock Market's National Market on September 5, 1996, pursuant to Rule 457(h) and 457(c).

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents which have been filed by Grand
Premier Financial, Inc. (the "Registrant") or by the Premier Financial Services, Inc. Employee Savings and Stock Plan and Trust (the "Plan") are incorporated herein by reference:

     (a) The final prospectus filed pursuant to Rule 424(b)(3) and included in the Registration Statement on Form S-4 of the Registrant, File No. 333-03327, effective July 12, 1996;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996;

     (c)  The Registrant's Current Report on Form 8-K, dated August
          22, 1996;

     (d) The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1995; and

     (e) The description of the Registrant's Common Stock, $0.01 per share (the "Common Stock") and the Preferred Stock Purchase Rights contained in the final prospectus filed pursuant to Rule 424(b)(3) and included in the Registrant's Registration Statement on Form S-4, File No. 333-03327, effective July 12, 1996.

          All documents subsequently filed by the Registrant and/or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under the General Corporation Law of the State of Delaware (the "Delaware Law"), directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "Derivative Action")) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a Derivative Action, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with the defense or settlement of such an action, and the Delaware Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the company.

          Article 12 of the Amended and Restated Certificate of Incorporation of the Registrant provides that the Registrant shall indemnify each person who is or was a director or officer of the Registrant or serves as a director or officer of another enterprise at the request of the Registrant, in accordance with, and to the fullest extent authorized, by the Delaware Law.

          Article 6 of the Restated By-laws of the Registrant ("Article 6") provides that to the extent to which it is empowered under the Delaware Law or any other applicable law, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

          Article 6 further provides that expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified under the Delaware Law. The indemnification and advancement of expenses provided by Article 6 shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
          The Registrant has arranged for directors and officers' liability insurance which, subject to certain policy limits, deductible amounts and exclusions, insures directors and officers of the Registrant for liabilities incurred as a result of acts committed in their capacity as directors and officers or claims made against them by reason of their status as directors or officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          A.   Exhibits:

               The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement. No opinion of counsel is being filed since none of the shares of Common Stock to be offered and sold under the Plan will be newly issued shares. See also Item 8B, below.

          B.   Undertakings Pursuant to Item 8(b)

               The undersigned registrant has submitted the Plan, including all amendments thereto as of the date hereof, to the Internal Revenue Service (the "IRS") and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.   UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

          THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wauconda, State of Illinois, on this 6th day of September, 1996.

                                   GRAND PREMIER FINANCIAL, INC.
                                        (Registrant)


                                   By: /s/Richard L. Geach
                                        --------------------------------
                                        Richard L. Geach
                                        Chief Executive Officer

                           POWER OF ATTORNEY

          Each person whose signature appears below appoints Richard
L. Geach and Robert W. Hinman, or either of them, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any amendments to this registration statement that either of such attorneys may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock (including the associated Preferred Stock Purchase Rights) and interests in the Plan that are subject to this registration statement, which amendments may make such changes in such registration statement as either of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that either of said attorneys will do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     SIGNATURE                     TITLE                         DATE

/s/Richard L. Geach           Chief Executive                    August 29, 1996
- -------------------------     Officer and Director
Richard L. Geach              (Principal Executive Officer)


/s/David L. Murray            Senior Executive Vice              August 29, 1996
- -------------------------     President and Chief Financial
David L. Murray               Officer and Director
                              (Principal Financial and
                              Accounting Officer)

/s/Jean M. Barry              Director                           August 29, 1996
- -------------------------
Jean M. Barry


/s/Donald E. Bitz             Director                           August 29, 1996
- -------------------------
Donald E. Bitz


/s/Harry J. Bystricky         Director                           August 29, 1996
- -------------------------
Harry J. Bystricky


/s/Frank J. Callero           Director                           August 29, 1996
- -------------------------
Frank J. Callero


/s/Alan J. Emerick            Director                           August 29, 1996
- -------------------------
Alan J. Emerick


/s/Brenton J. Emerick         Director                           August 29, 1996
- -------------------------
Brenton J. Emerick


/s/James Esposito             Director                           August 29, 1996
- -------------------------
James Esposito


/s/R. Gerald Fox              Director                           August 29, 1996
- -------------------------
R. Gerald Fox


/s/Robert W. Hinman           Director                           August 29, 1996
- -------------------------
Robert W. Hinman


/s/Edward G. Maris            Director                           August 29, 1996
- -------------------------
Edward G. Maris


/s/Howard A. McKee            Director                           August 29, 1996
- -------------------------
Howard A. McKee


/s/H. Barry Musgrove          Director                           August 29, 1996
- -------------------------
H. Barry Musgrove




/s/Joseph C. Piland           Director                           August 29, 1996
- -------------------------
Joseph C. Piland


/s/Stephen J. Schostok        Director                           August 29, 1996
- -------------------------
Stephen J. Schostok


          THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Freeport, State of Illinois, on this 6th day of September, 1996.

                                   PREMIER FINANCIAL SERVICES, INC.
                                   EMPLOYEE SAVINGS AND STOCK PLAN
                                   AND TRUST

                                   PREMIER TRUST SERVICES, INC.,
                                          as Trustee


                                   By:/s/ Kenneth A. Urban
                                      -------------------------------
                                        Kenneth A. Urban
                                        President

                             EXHIBIT INDEX

EXHIBIT                                                 SEQUENTIALLY
NUMBER                   DESCRIPTION                    NUMBERED PAGE


4.1            Premier Financial Services, Inc.               10
               Employee Savings and Stock Plan and
               Trust, as amended and restated as of
               July 1, 1993, and subsequently amended
               by the First Amendment thereto, dated
               July 11, 1994, the Second Amendment
               thereto, dated December 21, 1994, the
               Third Amendment thereto, dated December
               21, 1995 and the Fourth Amendment
               thereto, dated December 21, 1995.

23.1           Consent of KPMG Peat Marwick LLP.              84

23.2           Consent of Hutton Nelson & McDonald LLP        85

24             Powers of Attorney (contained on the
               signature pages hereto)